UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results Of Operations And Financial Condition.

Reference is made to the press release of American Financial Group, Inc. (the “Company”) relating to the announcement of the Company’s results of operations for the third quarter of 2015 and the availability of the Investor Supplement on the Company’s website. The press release was issued on November 3, 2015. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and a copy of the Investor Supplement is attached as Exhibit 99.2 and are incorporated herein by reference.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 8 - Other Events

Item 8.01 Other Events.

In the press release issued on November 3, 2015, the Company also announced that it declared a special cash dividend of $1.00 per share of American Financial Group Common Stock. The dividend is payable on December 24, 2015 to holders of record on December 15, 2015. The aggregate amount of the payment to be made in connection with this special dividend will be approximately $88 million. This special dividend is in addition to the Company’s regular quarterly cash dividend.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits

Exhibit No.	Description

99.1	Earnings Release dated November 3, 2015, reporting American Financial Group Inc. results for the quarter ended September 30, 2015 and announcing the declaration of a special dividend.

99.2	Investor Supplement – Third Quarter 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.
Date: November 4, 2015

	By:	/s/ Karl J. Grafe
Karl J. Grafe
Vice President

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